UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: September 24, 2010

(Date of earliest event reported)

Oragenics, Inc

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3000 Bayport Drive, Suite 685 Tampa, FL	33607
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

Please see the disclosure set forth under Item 5.03 below regarding amendment to the Company’s Amended and Restated Articles of Incorporation, which is incorporated by reference into this Item 3.03.

Item 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 25, 2010 the Company held its Annual meeting of Shareholders (the “Meeting”), at which time the shareholders authorized the Board of Directors to amend our Amended and Restated Articles of Incorporation (the “Amendment”) to effect a reverse stock split of our common stock in a ratio between 1:2 and 1:20, without further approval of our shareholders, upon a determination by our Board of Directors that such a reverse stock split is in the best interests of our Company and our shareholders.

Our Board of Directors subsequently approved the filing of the Amendment with the Secretary of State of Florida to effect a 1:20 reverse stock split (the “Stock Split”) of its outstanding and authorized shares of common stock effective September 24, 2010. A copy of the Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. In connection with the Stock Split, the Board of Directors also resolved that upon surrender to our exchange agent of certificates representing such shares, a cash payment in lieu thereof equal to the fraction to which the shareholder would otherwise be entitled multiplied by the closing price of our common stock, as such price is reported on the Over the Counter Bulletin Board on the last trading day prior to the effective date of the reverse stock split.

On September 27, 2010, the Company issued a press release announcing the effectiveness of the stock split. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits.

Number	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation

99.1	Press Release dated September 27, 2010

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 27th day of September, 2010.

ORAGENICS, INC.
(Registrant)

BY:	/s/ David B. Hirsch
David B. Hirsch
President and Chief Executive Officer